                            ANALYST PRESENTATION 2001

MYRON MCKINNEY
--------------

Slide 1
-------
Good afternoon and welcome. I am Myron McKinney, President and CEO of The Empire District Electric Company. Here with me today from Empire are Bill Gipson, Executive Vice President; Dave Gibson, Vice President - Finance and CFO, and Jan Watson, Secretary-Treasurer, our primary investor relations contact. Let me direct your attention to our booklets, which contain the slides from the presentation, bios of Company officers and summary information about Empire.

For those of you who are unfamiliar with Empire District, we are located in the middle of the continental US and serve over 158,000 customers in a 10,000 square mile territory in southwest Missouri, northwest Arkansas, southeast Kansas and northeast Oklahoma.

Slide 2
-------
As we will be presenting forward-looking information in this presentation, we urge you to read the safe harbor statement contained on slide 2.

Slide 3
-------
Our purpose for today's meeting is to acquaint you with the Company and share our vision for Empire's future and our plan of action to make that vision a reality. Empire's top priority, past, present and future, is to provide both increasing value to our shareholders and outstanding service to our customers. That vision is the heart of Empire.

In May 1999, we entered into a merger agreement with UtiliCorp United that was terminated by them on January 2/nd/ of this year. One of the first challenges facing us when the merger was terminated was the Company's strategic direction. Should we seek a new merger partner? Or, should we change the direction of the Company and remain independent? With the push for deregulation essentially dead in the states we serve, Empire's management team and the Board of Directors made the decision to remain independent, grow our core business and leverage our strengths in developing nonregulated businesses, all with the purpose of restoring Empire's financial position and increasing value to our shareholders.

Slide 4
-------
We immediately began implementing changes to strengthen and build the Company. Three strategic components critical to the on-going success of Empire were identified:
   . Define a new competitive corporate culture
   . Capitalize on our regional focus
   . Restore the financial strength of the Company

Slide 5
-------
Any company should consistently review its operations, processes and procedures to determine if improvements can be made to increase productivity. And when the merger was terminated, we

                                                       Analyst Presentation 2001
                                                                     Page 2 of 8
                                                                 10/15/01/3:02PM

immediately began implementation of a new competitive corporate structure. First was the need to name a new management team. Two of our vice presidents elected to take early retirement. Bill Gipson, former VP-Commercial Operations, was promoted to Executive Vice President with responsibility for day-to-day operations of the Company. We also recognized the need to add a senior level position to lead the nonregulated area of the Company, which left us with four vacancies at the officer level.

Dave Gibson was chosen to head the finance area as VP-Finance and CFO. Dave has 22 years with the Company, most recently as Director of Financial and Regulatory Accounting and Assistant Secretary. Mike Palmer, who had been in charge of operations in the Branson, Missouri area, was tapped to lead Commercial Operations. Brad Beecher, an engineer who formerly headed our Strategic Planning area but left during the merger process to work for Black & Veatch, was brought back as VP over Energy Supply. Ron Gatz, who has 29 years of banking and corporate experience, was hired to head up the nonregulated business side. Tony Stark, who has been VP of our General Services area since 1995, rounds out the senior management team. It has been a great pleasure to work with this team and see the enthusiasm and innovation they bring to their areas of responsibility. Besides a new management team, we made changes in the structure of the Company as well, realigning departments and functions. Under our new structure, several of our field offices were closed with the goal of increasing operational efficiency while cutting costs. We are also implementing new technologies designed to enhance our already outstanding customer service.

We believe that it is important to tie the compensation of employees to their performance. For many years, officers have had a good portion of their compensation linked to Company performance, but in 1997 we also implemented performance-based incentives for all our non-union employees. This system is working well, and we intend to improve and expand it.

Additionally, with the goal of developing a new generation of Company leaders, we instituted an extensive in-house management/leadership training program for all managers and supervisors.

Slide 6
-------
Capitalizing on our regional focus is also a key strategic component of Empire's future. We are extremely fortunate to have a large retail shareholder base that is remarkably loyal to Empire. Approximately 25% of these long-term shareholders are also customers. Empire has been serving the area under The Empire District Electric Company name since 1909 and our name is synonymous with excellent customer service as evidenced by our favorable customer satisfaction ratings. Empire is an active and involved community leader. Company representatives head several local Economic Development Committees to attract new industry and business to our area. We have a contiguous service area filled with people with common interests and values. The Empire name is well respected in the communities we serve and in the surrounding areas, providing an indigenous franchise for our nonregulated products and services.

Slide 7
-------
Another strategic component is the need to restore the financial balance of the Company. Our equity ratio got out of balance during the merger process and our goal is to have it restored to its normal level of 45 to 50% within the next few years.

                                                      Analyst Presentation 2001
                                                                    Page 3 of 8
                                                              10/15/01/ 3:02 PM


Our bond ratings were placed on credit watch with negative implications when the merger with UtiliCorp was announced to reflect UtiliCorp's lower ratings. After the merger was terminated, primarily due to the uncertainty associated with the pending rate order before the Missouri Public Service Commission (MPSC), Standard & Poor's took us off credit watch, but left negative implications on the ratings. Moody's took a further step and downgraded our ratings from A2 to Baa2 on May 3/rd/. Our goal is to restore this rating to our pre-merger status of A2.

Another element in the financial health of the Company is to improve our cash flow. The addition of an annual $17.1 million in permanent rates, as well as the collection of the $19.6 million annual Interim Energy Charge granted by the MPSC in their recent rate order, will have a positive effect on our cash flow for the next two years. Bill will explain the Interim Energy Charge later in this presentation.

I would now like to turn the presentation over to Bill Gipson.

BILL GIPSON
-----------

Slide 8,
-------
Thank you. Myron has provided our vision and our primary strategies. I will share our plans to carry out these strategies.

To realize our vision, we plan to maximize the return on our regulated assets and build value through our nonregulated initiatives. We will do this by capitalizing on the drivers of earnings growth.

These drivers include (1) building on our core business, (2) managing the rate making processes, (3) employing a new fuel procurement strategy, and (4) continuing to control O&M costs.

Slide 9
-------
First, we will build on our diversified customer base. Our customer distribution is split as follows:
43% - Residential
31% - Commercial
17% - Industrial
 7% - Wholesale
This mix gives us a stable base of operation and good margins.

The economy in our service territory is also highly diversified. For example, our industrial customer base consists of several kinds of manufacturing firms, including food processing, batteries, air products, printing, roofing products, automotive parts, and chemicals. Other types of businesses in our area include warehousing, trucking, pipeline pumping, entertainment and health care.

                                                      Analyst Presentation 2001
                                                                    Page 4 of 8
                                                              10/15/01/ 3:02 PM


Our largest Industrial Customer accounts for about 1% of total revenue, and our top ten Industrial Customers make up about 8% of total revenue.

Although deregulation and retail competition are not factors at the present time, this diversity puts us in a better position than some utilities that are dependent upon one customer for a large portion of their revenue, and also helps insulate us from exposure to economic downturns in any particular sector.

Slide 10
--------
Empire's customer growth continues to more than double that of the industry average for investor owned utilities. From 1997 through 2000 our annual growth averaged 1.7%. We expect that number to continue at about 1.6% annually over the next several years.

Slide 11
--------
Of course, further expansion in our customer base is essential to our growth as a business.

Over the last five years, our on-system sales have increased 14% with weather influencing the year-to-year gain.

Going forward, we estimate a weather-normalized annual sales growth of 2.5% and have targeted top line revenue growth of 2.7% annually for the next several years.

Slide 12
--------
To meet this sustained growth, we have continuously worked to mix our generation with power purchases. The newest addition to our generation mix is our 300-megawatt share of the State Line Combined Cycle unit. This unit came on-line early this summer with a total capacity of 500 megawatts. We own this unit jointly (60%-40%) with Westar Generating, a subsidiary of Western Resources, and are responsible for the operation of the plant.


Empire hit a new milestone in August with an all-time peak of 1001 megawatts. Currently we own just over 1000 megawatts of generating capacity and have another 162 megawatts of base-load, coal-fired capacity under long-term contract.

Slide 13
--------
Our use of a mix of our own generation and long-term purchases has been instrumental in keeping our rates below that of the industry average. Even with our most recent increase, we will remain below this average.

Slide 14
--------
The second driver of earnings growth is our ability to manage the rate-making process.

Because fuel and purchased power make up 55% of our annual operating expenses, volatility in this element of our operation has brought significant volatility to our earnings. This is due primarily to the lack of a fuel adjustment mechanism in Missouri and Kansas where we conduct approximately 87% of our business. We are able to utilize fuel adjustment mechanisms in our Arkansas, Oklahoma and FERC jurisdictions.

                                                 Analyst Presentation 2001
                                                               Page 5 of 8
                                                        10/15/01 / 3:02 PM

This year we made an all-out assault to gain some relief on the fuel and purchased power issue in Missouri. This included diligent activity with the General Assembly and an interim case before the regulatory commission. While unsuccessful on their face, we believe these activities did bear fruit in terms of what we were able to accomplish in our recent Missouri case. This relief comes in the form of an Interim Energy Charge.

Slide 15
--------
Effective October 2/nd/, we received a $17.1million (or 8.4%) annual increase in permanent rates.

This increase is designed to produce a 10% return on equity.

We also received a $19.6 million annual Interim Energy Charge that will be in place for two years. This is the closest thing to a fuel adjustment that has been seen in Missouri in decades. This charge amounts to just over one-half cent per kilowatt-hour and is subject to refund following an audit of our actual fuel and purchased power expenses.

Slide 16
--------
Our business is spread among five regulatory entities and, based on sales, that distribution is:
         82% for Missouri
         5.4% for Kansas
         2.9% for Arkansas
         2.7% for Oklahoma
         7% is wholesale and regulated by the Federal Energy Regulatory Commission (FERC).

As I mentioned earlier, we currently have fuel adjustments in Oklahoma, Arkansas, and with our FERC customers. With the Interim Energy Charge in Missouri, we will be more protected from volatility in fuel and purchased power costs over the next two years.

Going forward, we will continue to aggressively seek timely rate relief in all jurisdictions as it is justified.

We know and work well with our regulators, but we also recognize that we have to seek other solutions. To that end, we will continue to work with the general assemblies in the various jurisdictions to improve the regulatory climate. Our success this past year demonstrates the possibilities that can be gained in this venue.

Slide 17
--------
The third driver of our earnings growth is our fuel and purchased power strategy. This past year we implemented a long-term procurement strategy covering fuel, particularly natural gas, and purchased power, utilizing both physical purchases and financial instruments. Our aim, again, is to reduce the volatility of our fuel and purchased power expenses and establish a more predictable basis for future rate proceedings.

Under this strategy, we will procure our fuel requirements under these general purchase parameters:
For the next year             60 - 80 percent of planned requirements

                                                  Analyst Presentation 2001
                                                                Page 6 of 8
                                                         10/15/01 / 3:02 PM

For two years out          40 - 60 percent
Three years out            20 - 40 percent
Four years out              0 - 20 percent

The bottom line is we have taken numerous steps in an effort to address the volatility of fuel and purchased power costs.
Slide 18
--------
The fourth and final driver in growing our earnings is the control of our non-fuel and purchased power expenses. We have always run a tight operation in regard to O&M expenses and will continue to do so. Our entire management team recognizes the importance of holding down expenses and is committed to this effort. As this chart shows, our O&M costs have continued to decline in relation to our kilowatt-hour sales.

Slide 19
--------
Earlier, I spoke of our customer growth as compared to the national average. That growth has caused us to make significant investment in plant. If we look specifically at the years 1996 to 2000, plant in service has increased 28%.

Slide 20
--------
As you can see from the details here, a significant portion of our construction expenditures has been for new generation units. And we're not finished. Looking forward, to meet the demand for additional generation, we intend to propose to the Board of Directors a plan for the construction of two aero-derivative combustion turbines to begin commercial operation in 2003 and 2004. Also beginning in 2003, we propose to launch a program aimed at the Asbury power station, our flagship base-load unit. These investments will be made primarily to address future environmental regulations.

We are also studying our options in the 2004 to 2010 timeframe.

Slide 21
--------
Although the generation and distribution of electricity will remain our core business, we are expanding our business interests into related products and services that we expect will add value to the Company. As Myron reported earlier, we have created a new senior level position to direct nonregulated activities.

Empire has established new subsidiaries to handle nonregulated activities. These include: EDE Holdings, Inc., that will hold ownership of the nonregulated companies, and Empire District Industries, Inc., that consists of E-Watch (our monitored security company), nonregulated lighting and contract services, and fiber and telecommunications. We intend to establish a separate company for Centurion, a state-of-the-art, internet-based, customer information system that we developed. Early indications show a strong market potential for this product.

Inherent in the businesses we hope to start up or acquire, we expect certain tenants:

                                                       Analyst Presentation 2001
                                                                     Page 7 of 8
                                                               10/15/01/ 3:02 PM

   . We expect them to be profitable with earnings accretive by the second year, a growth potential in excess of 10% annually, and possible long-term market opportunities beyond Empire's service territory.
   .  We will seek opportunities where a skilled management team is in place.
   .  We will target a common customer base with our core business.
   .  We will leverage our current skills and abilities.
   .  We will pursue the potential to further integrate our core business.
As we assess our strengths in developing these nonregulated businesses we believe:
   . We have a thorough knowledge of the market, and we are working to gain a deeper knowledge as it pertains to these new services.
   . We have well established customer relationships. We will expand these relationships by showing our customers how our knowledge of the products and services can help them to improve their lives and business operations.
   .  We have already made significant capital investments.
   . We have the technology investments and employee skill sets in place to be leveraged.
   . Most importantly, we have a Corporate Culture in place that is propelled by employees who have a drive to succeed and are willing to devote the time, energy, skills, and experiences to make these new business interests flourish.

I'd now like to turn our presentation over to Dave Gibson for a financial update.

DAVE GIBSON
-----------
Thank you.
Slide 22
--------
As Myron mentioned earlier, improving our financial structure and strength is of utmost importance in providing increasing value to our shareholders as we go forward as an independent company.

Our financial goals include achieving an upward trend in the growth of earnings per share, improving our dividend payout ratio to 70% to 75%, rebalancing our equity ratio to 45% to 50%, and improving our cash flow. We believe these will be the foundation for achieving Empire's vision and increasing shareholder value.

Slide 23
--------
As we look at the growth of our company over the long-term, given the 1.6% customer growth we are currently forecasting, our sales and revenue growth, our aggressive regulatory posture, and the benefits of the permanent rate increase and Interim Energy Charge, we believe we will be able to achieve an upward trend in earnings growth from 2002 and beyond.

We at Empire take pride in the fact that we have paid a quarterly dividend continuously since 1944. Currently our dividend yield is a very attractive 6.26%.

Slide 24
--------
Empire has traditionally maintained an equity ratio of 45% to 50% equity. However, under the provisions of our merger agreement with UtiliCorp, we were required to redeem our preferred

                                                       Analyst Presentation 2001
                                                                     Page 8 of 8
                                                               10/15/01/ 3:02 PM

stock and were unable to issue common stock. The redemption of the preferred stock, coupled with our construction expenditures for the State Line Combined Cycle unit, forced us to issue $100 million in unsecured debt, which dropped our equity ratio to around 40%. We issued $50 million in Trust Preferred Securities on March 1/st/ of this year, and in the 4/th/ quarter, we plan to issue up to $50 million in common stock subject to market and other conditions. Our long-term goal is to have the equity ratio restored to 45% to 50% in the next few years.

Slide 25
--------
The last component of strengthening our financial structure is improving our cash flow. As you can see, the internal coverage of our construction expenditures has been relatively flat for the past several years. We believe the 8.4% rate increase granted by the MPSC and the collection of the Interim Energy Charge explained earlier, will have a favorable impact on cash flow over the next two years.

The financial strength of the Company going forward looks much improved, and let me assure you that we are committed to providing increasing value to our shareholders.

I'd now know like to turn the program back to Myron for questions.

MYRON MCKINNEY

Thank you Bill and Dave.
Slide 26
--------

Before we take questions, I would like to take a final look at the key strengths we believe will provide for future growth and opportunities at Empire, and propel us forward in building value for our shareholders.

   .  Innovative management;
   .  Consistent growth of our core business;
   .  Regional focus;
   .  Growth opportunities in our nonregulated business; and
   .  Current dividend yield above the industry-average.
Slide 27
--------
The management and employees of Empire are excited about the future of our Company. We went through a long merger process that was difficult for our workforce, yet emerged with a vigorous determination to meet the challenges as set forth in our vision for the Company. Be assured, we will continue to embrace the challenges ahead as we pursue our vision of operating an independent company while providing increasing value to our shareholders and continued excellent service to our customers.

We will now be glad to answer your questions.

                                                      2001 Analyst Presentation

                                  [LOGO] EMPIRE

                             SERVICES YOU COUNT ON

                      The Empire District Electric Company

                                                                   [LOGO] EMPIRE

Forward-Looking Statements

This presentation discusses various matters that are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address or may address future plans, objectives, expectations and events or conditions concerning various matters such as capital expenditures, earnings, competition, litigation, our construction program, rate and other regulatory matters, liquidity and capital resources and accounting matters. Factors that could cause actual results to differ materially from those currently anticipated in such statements are detailed from time to time in reports filed by the Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and may include the following:

 .  the cost and availability of purchased power and fuel, and the results of our activities (such as hedging) to reduce the volatility of such costs;
 .  electric utility restructuring, including ongoing state and federal activities;
 .  weather, business and economic conditions, and other factors which may impact on customer growth;
 .  operation of our generation facilities;
 .  legislation;
 .  regulation, including rate relief and environmental regulation (such as NOx regulation);
 .  competition, including the impact of deregulation on off-system sales;
 .  other circumstances affecting anticipated rates, revenues and costs;
 .  The revision of our construction plans and cost estimates;
 .  the performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities; and . costs and effects of legal and administrative proceedings, settlements, investigations, and claims.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond the control of Empire. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can management assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

                                                                   [LOGO] EMPIRE

          Empire's Vision

         Provide increasing
            value to our
         shareholders while
        providing outstanding
          customer service

                                                                [LOGO] EMPIRE

                                                Building Value

                                                Through growth
      -----------------
        Define a new
         competitive
      corporate culture

      -----------------

      -----------------

        Capitalize on
       regional focus

      -----------------

      -----------------
      Restore financial
          strength

      -----------------
                                                                  [LOGO] EMPIRE

                                                                Building Value

                                                                Through growth
          -----------------------------------------------
            Define a new competitive corporate culture
          -----------------------------------------------

 . Build on the capabilities of the new, but experienced, management team

 . Design the corporate structure to maximize operational efficiencies

 . Implement new technologies to deliver outstanding customer service

 . Expand performance based incentives

 . Provide extensive leadership training for all managers and supervisors

                                                                   [LOGO] EMPIRE

                                                              Building Value

                                                              Through growth
           --------------------------------
             Capitalize on regional focus
           --------------------------------

 .  Many customers long-term, loyal shareholders

 .  Local branding

 .  Favorable customer satisfaction ratings

 .  Active and involved community leader

 .  Contiguous service territory

                                                                   [LOGO] EMPIRE

                                                        Building Value

                                                        Through growth
            --------------------
              Restore financial
                   strength

            --------------------


  .  Restore equity ratio to 45% to 50%

  .  Improve Moody's bond rating to pre-
     merger status of A2

  .  Improve cash flow


                                                                [LOGO] EMPIRE

                                                Building Value
                                             Maximizing Return on
                                               Regulated Assets

     ------------------------------------------------------

                Drivers of Earnings Growth

     ------------------------------------------------------
     Build on Core     Manage     Employ Fuel   Control
       Business         Rate      Procurement     O&M
                       Making      Strategy      Costs
                      Process


                                                                [LOGO] EMPIRE

                                                             Building Value
        Build on Core
          Business                                        Maximizing Return on
                                                            Regulated Assets



            Diverse Customer Base


                   [CHART]
Industrial  17%
Wholesale    7%
Misc.        2%
Residential 43%
Commercial  31%

                                                                   [LOGO] EMPIRE

                                                           Building Value
        Build on Core
          Business                                      Maximizing Return on
                                                          Regulated Assets



           Year-End Customer Growth

                    [GRAPH]

                                                                   [LOGO] EMPIRE

    Build on Core                                       Building Value

       Business                                      Maximizing Return on
                                                       Regulated Assets

   Kilowatt-Hour Sales
        (Billions)



1996    1997       1998      1999       2000      2001E       2002E       2003E
----    ----       ----      ----       ----      -----       -----       -----
3.88    3.92       4.15      4.16       4.42      4.54        4.59        4.76



        On-System Actual                                           [LOGO] EMPIRE

     Build on Core                            Building Value

       Business                            Maximizing Return on
                                             Regulated Assets

Capacity Mix


Coal-fired                    33%

Coal under Contract           14%

Hydro                          1%

Gas-fired Simple Cycle        26%

Gas-fired Combined Cycle      26%


Capacity & Summer Peak Demand

1996     1997     1998   1999    2000    2001
----     ----     ----   ----    ----    ----
842      876      916    979     993     1001

                                                                   [LOGO] EMPIRE

                                                  Building Value
        Build on Core
          Business                                Maximizing Return on
                                                    Regulated Asset

           Rate Comparison
               (in Dollars)

                                    [GRAPH]

                                                                   [LOGO] EMPIRE

                                                        Building Value
     Manage Rate
    Making Process                                  Maximizing Return on
                                                     Regulated Assets

 . Fuel and Purchased Power 55% of annual operating expenses

 . All-out assault on Fuel & Purchased Power

    . General Assembly

    . Interim rate case

    . Interim Energy Charge

                                                                   [LOGO] EMPIRE

  Manage Rate                                           Building Value

 Making Process                                       Maximizing Return on
                                                       Regulated Assets

 . Missouri Rate Order:

    . $17.1 million in annual permanent rates
      (8.4% increase)

    . 10% ROE

    . $19.6 million Interim Energy Charge

       . $.0054 per kilowatt-hour

       . Subject to refund after two years

                                                                   [LOGO] EMPIRE

  Manage Rate                                                Building Value
 Making Process
                                                          Maximizing Return on
                                                            Regulated Assets

 .  Five regulatory entities:

     [_] Missouri    [_] Kansas     [_] Arkansas

          [_] Oklahoma      [_] FERC

 .  Aggressively obtain timely rate relief in all jurisdictions

 .  Continue to work with general assemblies to improve the regulatory climate

                                                                   [LOGO] EMPIRE

       Employ Fuel                                         Building Value

   Procurement Strategy                                 Maximizing Return on
                                                          Regulated Assets



 .  Utilize physical purchases and financial instruments

 .  Reduce volatility of fuel costs

 .  Provide more predictable base for future rate proceedings

                                                                   [LOGO] EMPIRE

        Control O&M                                     Building Value

           Costs                                     Maximizing Return on
                                                       Regulated Assets



Non-Fuel & Purchased Power O&M
 Costs per Kilowatt-Hour Sales


                                    [GRAPH]

                                                                   [LOGO] EMPIRE

                                                     Building Value
        Build on Core Business            Maximizing Return on Regulated Assets


          Utility Plant in Service

                        [GRAPH]


                                                                   [LOGO] EMPIRE

                                                         Building Value
        Construction Expenditures                 Manage Capital Requirements
            (Including AFUDC)


                                [GRAPH]


                                                                   [LOGO] EMPIRE

                                                   Building Value

                                                Expand Nonregulated
                                                      Business

    Core         New Growth
  Business       Structure


                ---------------
                 Regulated           Market
                  Utility          Knowledge
                ---------------    =========>       -----------
                                    Customer
                                  Relationships
  -----------   ---------------
  Regulated       Holding          =========>       Diversified
  Electric        Company            Capital          Growth
  Utility       ---------------    ==========>        Company
  -----------   ---------------    Technology
                Nonregulated
                Subsidiaries
                ---------------    =========>
                                    Corporate
                                     Culture        -----------
                                                                  [LOGO] EMPIRE

                                                        Building Value

                                                        Apply Financial
                                                          Discipline

                    Provide Increasing Value to Shareholders



    ----------------
         Improve
        Cash Flow

    ---------------

                    --------------
                    Target 45% -
                    50% Equity
                      Ratio

                    --------------

                                  ------------
                                     Improve
                                    Dividend
                                  Payout Ratio

                                  --------------

                                                ------------
                                                Target EPS
                                                   Growth

                                                ------------
                                                                 [LOGO] EMPIRE

                                                         Building Value

           Earnings &                                    Apply Financial
     Dividends Per Share                                     Discipline

                                     [GRAPH]


                                                                   [LOGO] EMPIRE

                                                  Building Value

     Capitalization Ratios                           Apply Financial
                                                       Discipline

                1995     1996    1997     1998      1999       2000       2001E

Common          46.3     47.2    43.8     48.4      59.6       57.6       50.8
Preferred        7.8      7.1     7.3      6.4                             7.4*
Long-Term Debt  45.9     45.7    48.9     45.2      40.4       41.0       41.8

* Trust Preferred Securities

                                                                   [LOGO] EMPIRE

                                                         Building Value

                                                         Apply Financial
                                                           Discipline


   Construction Expenditures and
        Internal Coverage


     [GRAPH APPEARS HERE]

                                                                   [LOGO] EMPIRE

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

                                                           Building Value

                                                         Maximize Strengths

 .  Innovative management team

 .  Consistent growth of core business

 .  Regional focus

 .  Growth opportunities in nonregulated business

 .  Current dividend yield above industry average

                                                                   [LOGO] EMPIRE

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

      Empire's Vision

    Provide increasing
       value to our
    shareholders while
  providing outstanding
     customer service

                                                                   [LOGO] EMPIRE

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